UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Optionable, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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OPTIONABLE, INC.
55 St. Marks Place - Suite 4
New York, NY 10003-7988

NOTICE
OF
2010 ANNUAL MEETING OF STOCKHOLDERS

ON AUGUST 25, 2010

Optionable, Inc. (the “Company”) cordially invites you to its annual meeting of stockholders (the “Annual Meeting”) at 11:00 a.m. Eastern Daylight Time on Wednesday, August 25, 2010, at 9 East 40th Street, 4th Floor, New York, New York. At the Annual Meeting, we will ask stockholders to:

•	elect to the Board of Directors the nominees named in the proxy statement and
•	ratify our selection of Sherb & Co., LLP as our independent registered public accounting firm.

Each share of the Company’s common stock has one vote on each matter. Only stockholders of record as of the close of business on July 7, 2010 are entitled to vote and attend the Annual Meeting.

Your vote is important. Please vote as soon as possible so that your shares may be represented whether or not you plan to attend the Annual Meeting. Submitting your vote now will not prevent you from voting your shares at the Annual Meeting, if you so desire to do so, as your proxy is revocable at your option. If you received a paper copy of a proxy card in the mail, you may submit your proxy by completing, signing, dating and returning the card in the pre-paid envelope. If you did not receive the proxy card in the mail, please vote by following the instructions sent to you.

We encourage you to read our proxy statement and our annual report, available on the Internet (at http://www.optionable.com/proxymaterials.htm). The Company has elected to make these materials available on the Internet to reduce the costs of delivery and the environmental impact of printing and mailing.

Sincerely,

/s/ Brad P. O’Sullivan
__________________
Brad P. O’Sullivan
Interim Chief Executive Officer and Director

New York, New York
July 16, 2010

PROXY STATEMENT
of
OPTIONABLE, INC.
55 St. Marks Place - Suite 4
New York, NY 10003-7988

INTRODUCTION

Optionable, Inc. (the “Company”) has made this proxy statement and the proxy card available on the Internet to its stockholders and mailed a certain number of printed copies so that our board of directors (the “Board”) may solicit your proxy for the annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, August 25, 2010 at 11:00 a.m. (E.D.T.). Upon your request, the proxy materials will be mailed to you. Our 2009 annual report, which includes our financial statements and other financial information, for the fiscal year ended December 31, 2009 is also available on the Internet and can be mailed to you if you so request. These materials were first made available to stockholders on July 16, 2010. We invite you to attend the meeting at 9 East 40th Street, 4th Floor, New York, New York. The purpose of the meeting is to:

•	elect to the Board the nominees named in this proxy statement (Proposal 1) and
•	ratify our selection of Sherb & Co., LLP as our independent registered public accounting firm (Proposal 2).

The Board recommends that you vote your shares “FOR” each of its nominees listed on the proxy card and “FOR” the ratification of its selected independent audit firm Sherb & Co., LLP.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission, we have elected to provide access to the proxy materials to most stockholders over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to Optionable’s beneficial owners. You may access the proxy materials on the website as instructed in the Notice. You may also request us to send you a printed copy of this proxy statement and our 2009 annual report, which includes our 2009 Form 10-K and the financial statements, at no charge to you, by writing to Interim Chief Executive Officer Brad P. O’Sullivan at osullius@yahoo.com or at the address first written above. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the costs and the environmental impact of the annual meeting.

VOTING INFORMATION

Record Date
At the close of business on July 7, 2010, (the “Record Date”), 48,328,328 shares of our common stock were outstanding and entitled to vote at the meeting. We have 17 stockholders of record. Each stockholder as of the Record Date is entitled to cast one vote per share on each proposal.

Quorum
A quorum is required in order to conduct the annual meeting. When present in person or by proxy at the annual meeting, the holders of one-third of the issued and outstanding shares entitled to vote shall constitute a quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions and broker “non-votes” (which are explained below) will be counted for purposes of determining a quorum. If a quorum is not present, the Annual Meeting shall be adjourned until a quorum is obtained.

Voting Requirements
To be elected, a director nominee must receive a plurality of the votes cast in person at the Annual Meeting or by proxy. You may vote “for” or “withhold”. Stockholders may not cumulate their votes in director elections.

The Board expects that each of the director nominees will be available for election, but if any of them is unable to serve at the time of the annual meeting election, the proxy will be voted for the election of another nominee to be designated by the Board.

Ratification of the selection of the independent public accounting firm requires a majority of the shares cast at the annual meeting in person or by proxy. You may vote “for”, “against” or “abstain”. Abstentions have the same effect as a vote against proposal 2.

Broker Non-Votes
A broker “non-vote” occurs when a broker submits a proxy for its customer’s shares held in street name but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received specific voting instructions from its customer. When this happens, brokers are permitted to vote on “routine” matters such as proposal 2 regarding the ratification of Sherb & Co. as the Company’s auditor. However, effective January 1, 2010, brokers are no longer permitted to vote on the election of directors without instructions from their customers.

Attending the Meeting
All stockholders as of the Record Date are invited to attend the Meeting. Each stockholder may be asked to present a valid picture identification in the form of a passport or a driver’s license. If your shares are held for your benefit in the name of a broker, bank or other intermediary, you must bring a letter, known as a legal proxy, from your broker, bank or intermediary reflecting stock ownership in order to be admitted to the Meeting.

Voting and Revocation by Registered Holders
If you are a registered holder, meaning your shares are represented by certificates or ledger entries in your name directly registered with our transfer agent, Continental Stock Transfer & Trust Company, as of the Record Date, you can vote in person by attending the meeting or by proxy whether or not you attend the meeting. You can vote by proxy by mailing in the proxy card in the pre-paid envelope provided to you.

If you are a registered holder and you do not vote at the meeting or by proxy, your shares will not be voted. However, if you (a) indicate when voting that you wish to vote as recommended by the Board or (b) sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares for the director nominees recommended by the Board.

You may revoke your proxy and change your vote at any time before the final vote at the meeting by:

1)	attending the meeting and voting in person; or
2)	properly submitting another proxy card bearing a later date (after requesting a new card through the toll free number: (800) 579-1639.

The last proxy properly submitted by you before voting is closed at the meeting will be counted.

If you have any questions or would like a new proxy card, please call the toll-free number: (800) 579-1639.

Voting and Revocation by Beneficial Owners of Shares Held by a Broker, Bank or Other Intermediary (Shares Held in Street Name)
If your shares are held by a broker, bank or other intermediary, you have the right to instruct that organization on how to vote your shares. You will receive instructions from your broker, bank or other intermediary on the procedure to vote and the procedure to revoke your vote or proxy.

COSTS RELATING TO SOLICITATION OF PROXIES

We will pay for the costs of preparing materials for the annual meeting and soliciting proxies. We expect that solicitations will occur primarily through the mail and electronic mail, but proxies also may be solicited personally or by telephone, telegram, letter or facsimile. To assist in soliciting proxies, we have retained Innisfree M&A Incorporated for a fee of $6,500 plus reimbursement of out-of-pocket expenses. We ask securities brokers, custodians, nominees and fiduciaries to forward the Notice to beneficial stockholders as of the Record Date, and we will reimburse them for the reasonable out-of-pocket expenses they incur. Our directors, officers and employee may solicit proxies personally or by other means, but will not receive additional compensation.

 Proposal 1: ELECTION OF DIRECTORS

The Board has three nominees, all of whom are current directors: Edward O’Connor, Brad P. O’Sullivan and Andrew Samaan. Each director elected would hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. The Board expects that each of the nominees will be available for election, but if any of them is unable to serve at the time of the annual meeting election, the proxy may vote for the election of another nominee to be designated by the Board or may vote for just the remaining nominees, leaving a vacancy that may be filled at a later date by the Board. Alternatively, the Board may reduce the size of the Board. The Board recognizes the value in diversity. However, due to the size of the Board and the Company, the Board has no diversity requirements.

We believe that the nominees give the Board an appropriate level and diversity of experience, education, independence and skills. We urge you to vote “FOR” all of the three nominees listed below.
		Age at time
		of annual	Director
Name	Position with Company	meeting	Since
Brad P. O’Sullivan	Interim CEO and Director	43	May 2010
Edward O’Connor	Director	56	Mar 2001
Andrew Samaan	Director	43	Jan 2009

Brad P. O’Sullivan has served as the Company’s Interim Chief Executive Officer and a Director from May 17, 2010. Mr. O’Sullivan has over twenty years experience in the field of finance, real estate and law. He is a Manaing Director and General Counsel at Ashir Capital, a financial advisory company. From 2003 to 2009, Mr. O’Sullivan served as Chief Executive Officer at Patriot Title & Abstract, Inc., a real estate professional services company he established and operated. He was responsible for initiating and maintaining all client relationships, as well as successfully closing over 500 transactions. Prior to this, Mr. O’Sullivan was Vice President at Brean Murray & Co., Inc., a boutique investment banking firm in Manhattan with offices in Beijing, China as well as an associate in the Corporate Practice Group at O'Melveny & Myers, LLP.  Mr. O’Sullivan holds a JD from the Georgetown University Law Center, an MBA from Columbia University Business School and graduated with a Bachelor of Arts from Georgetown University.

Edward O’Connor has served as one of the Company’s directors since March 2001. Mr. O’Connor was also president from March 2001 until January 2009. Mr. O’Connor previously served as our CEO between March 2004 and October 2005. From December 1996 to 2007, Mr. O’Connor served as a director, and periodically a managing director, at Capital Energy Services, LLC (formerly Orion Energy Services, LLC), which was an energy options brokerage business on the NYMEX. While serving as the Company’s President, Mr. O’Connor’s primary responsibilities included negotiating and entering into contracts for our business and accounting for our funds. Mr. O’Connor graduated from Georgetown University in 1977 with a BS degree in Business Administration.

Andrew Samaan has served as one of the Company’s directors since January 2009. Mr, Samaan is an attorney with expertise in capital formation, transaction analysis, negotiation and execution.  Mr. Samaan advises clients on corporate transactions, and various other transactions from both a financial and legal perspective. He advises entities and individuals involved in the sports industry on a variety of legal matters, including the representation of investor groups and owners in the acquisition and sale of minor league sports franchises. Mr. Samaan also has extensive experience in corporate transactional work. He has experience with mergers and acquisitions transactions valued at over $5 billion and has worked on the issuance of corporate securities on behalf of U.S. and international corporations. Mr. Samaan has advised new media companies in capital formation, intellectual property matters and on-going operations.

Mr. Samaan currently works as Principal at Columbia Sports Group, a financial advisory firm specializing in professional minor league sports organization, which he joined in October 2008. From April 1998 to September 2008, he worked in various high-level positions for Venaca, Inc., a media technology company.  Additionally, Mr. Samaan worked from May 1997 to April 1999 for Prudential Securities Inc., where he provided middle market companies with sell side, buy side and defense advisory services.  Mr. Samaan also worked as a corporate securities lawyer in New York and London for Brown & Wood, LLP and provided counsel on the issuance of corporate securities to U.S. and international corporations.

Mr. Samaan earned a Bachelor of Arts degree in Political Science from Loyola College and his Juris Doctor/MBA from Fordham University. He is a member of the Sports Lawyers Association, the American Bar Association, the New York State Bar Association and the New York City Bar Association. Mr. Samaan is licensed to practice law in Connecticut, the District of Columbia and New York.

Each of the above nominees was recommended to the Board by one of the Board’s current members, including management and non-management directors.

As of the date of this proxy statement, the Board has a fourth director, Marc-Andre Boisseau, 45, who has been on the Board since March 31, 2009. Mr. Boisseau submitted his resignation on June 25, 2010, effective on the date of the Annual Meeting. Mr. Boisseau also served as the Company’s Chief Financial Officer from December 2004 through March 2010.

On July 6, 2010, the Board approved the decrease in the number of directors from four to three, effective on the date of the Annual Meeting.

There are no family relationships among our executive officers and directors.

One of the Board’s nominees, Mr. Samaan, is "independent" within the meaning of Nasdaq Marketplace Rule 4200.

Board Structure, Activities and Duties
The Board does not have a separate audit, compensation or nominating committee and does not have charters relating to such committees. The functions of those committees are being undertaken by the entire Board. Due to the size of our Board, the Company’s limited operations and lack of revenues, the Board of Directors believes that the establishment of such committees is not necessary or achievable at this point. Mr. Boisseau, Mr. O’Connor and Mr. O’Sullivan are not “independent” within the meaning of Nasdaq Rule 4200. Mr. O’Sullivan is the only Board member who is also a current officer---serving as Interim Chief Executive Officer. During the fiscal year ended December 31, 2009 and through March 31, 2010, Mr. Boisseau was both a director and and the Chief Financial Officer. Due to the size of the Board, the Board does not have a designated chairman.

The Board also exercises risk oversight functions. It discusses with management the Company’s assets and liabilities, potential business strategies, audits and insurance policies. Management seeks the Board’s approval before taking action on many issues pertaining to risk management.

Compensation Oversight
The Board approves each of the directors’ and officers’ compensation, including any bonuses and stock options. In determining the appropriate compensation of a particular director or officer, that director or officer is allowed to make a request or suggestion. He is then asked to recuse himself while the Board deliberates and votes on the matter.

Director Nomination Process
Any stockholder can recommend a director candidate by writing to the Company. If the recommendation is for an upcoming annual meeting of stockholders, then the stockholder must give the Company timely and proper notice in accordance with the Company’s bylaws. If the stockholder is making the recommendation for the Board to consider electing a director at a special meeting of the Board, the stockholder can make such a proposal by writing the Company’s Interim Chief Executive Officer, who is also a director, at osullius@yahoo.com. The Company’s Interim Chief Executive Officer reviews the candidate’s qualifications and may then forward the candidate’s name to the Board as a whole. A majority vote of the Board, which currently has one independent director out of four total members, is required for a nominee to become a director during a special meeting of the Board. The Board’s evaluation of a candidate does not differ depending on whether the nominee is recommended by a stockholder or not. In evaluating potential nominees, the Board considers the candidate’s qualifications in areas in which the Board requires. At a minimum, the nominees must have a college degree, high ethical and professional standards, and broad experience in business, technology or law. Nominees also must have a willingness and ability to devote sufficient time to carry out their duties and to provide insight and practical wisdom to the Board.

Attendance
During the fiscal year ended December 31, 2009, the Board held 11 regularly scheduled and special meetings. Each of the directors that year attended at least 75 percent of the aggregate of all Board meetings. (Mr. O’Sullivan was not a director during fiscal year 2009.) During the period from January 1, 2010 until July 14, 2010, the Board held 7 regularly scheduled and special meetings. Each of the directors during this period attended at least 75 percent of the aggregate of all Board meetings so far in calendar year 2010,  except Mr. O’Sullivan who did not become a director and officer until May 2010. Mr. O’Sullivan has attended all the Board meetings that occurred since his appointment.

The Company does not have an official policy regarding the Board members’ attendance of the annual meeting of stockholders. However, Board members are encouraged to attend such annual meetings. The August 25, 2010 meeting will be Company’s second annual meeting of stockholders.

EXECUTIVE OFFICERS

As of July 16, 2010, the Company has one executive officer, listed below.

			Executive
Name	Position with Company	Age	Since
Brad P. O’Sullivan	Interim Chief Financial Officer	43	May 2010
	(also a Director)

The Company is in the process of finding a Chief Financial Officer.

The biography of Brad P. O’Sullivan is stated above in the “Election of Directors” section. His compensation as an executive office is described below in the “Executive Compensation” section.

Executive Officers during the fiscal year ended December 31, 2009:

Marc-Andre Boisseau’s contract to serve as the Company’s Chief Financial Officer expired on March 31, 2010. His compensation for the past two fiscal years during which he was an officer of the Company is listed below in the “Executive Compensation” section.

Mr. Thomas F. Burchill served as the Company’s Chief Executive Officer and President from January 2009 to May 14, 2010. His compensation for the past fiscal year during which he was an officer of the Company is listed below in the “Executive Compensation” section.

Edward O’Connor resigned as the Company’s President on January 28, 2009. His biography is listed above in the “Election of Directors” section. His compensation for the past two fiscal years during which he was an officer of the Company is listed below in the “Executive Compensation” section.

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION
AND OTHER INFORMATION

The Board reviews and approves the compensation of any director or executive officer, and reviews any recommendations made to the Board by the Company’s executive officers. A director whose compensation is being considered by the Board is asked to recuse himself while the Board discusses and votes on his compensation. The Board also provides general oversight on the Company’s total rewards and compensation.

DIRECTOR COMPENSATION

Marc-Andre Boisseau’s annual compensation for his services on the Board was set at $50,000 on March 31, 2009. Mr. Boisseau’s annual compensation was subsequently amended to $25,000, effective August 1, 2009. From January 1, 2010 to July 1, 2010, Mr. Boisseau received $14,583 in compensation for his service as a Director.

Edward O’Connor, as of the date of this Proxy Statement, does not receive compensation specifically for his service on the Board. However, in the fiscal year ended December, 31, 2009, Mr. O’Connor received compensation pursuant to a Separation Agreement dated January 28, 2009, when he resigned as President. Under the terms of the Separation Agreement, Mr. O’Connor received $2,083.33 (net of applicable withholding) per month for 12 consecutive months, plus health insurance benefits to the maximum extent permissible under COBRA. From January 1, 2010 through July 1, 2010, Mr. O’Connor received a total of $4,166. in severance pay. Under the Separation Agreement, the Company also agreed to maintain sufficient resources to indemnify Mr. O’Connor in any threatened or pending action, suit or proceeding brought against him by reason of the fact that he was an officer or director of the Company.

In May 2010, the Board approved compensation to Brad P. O’Sullivan in return for his service on the Board. The Company agreed to pay Mr. O’Sullivan an annual compensation totaling $25,000, to be paid in 12 equal installments. Mr. O’Sullivan also received stock options, described in the “Executive Compensation” section below.

In January 2009, the Board approved compensation to Andrew Samaan in return for his service on the Board. The Company initially agreed to pay Mr. Samaan $25,000 as annual compensation. The Board also approved a grant of 250,000 options to Mr. Samaan, with 50,000 options vested upon the grant and the remainder vesting at a rate of 50,000 options on each six-month anniversary of the grant through February 2011. The exercise price shall be the fair market value. The options will expire on the five-year anniversary of the grant. The Board subsequently amended his annual compensation to $50,000, effective April 1, 2009. In the first seven months of 2010, Mr. Samaan received $33,333 in compensation.

All of our directors are reimbursed for their reasonable expenses for attending Board meetings.

The following table summarizes each of our directors’ compensation during the fiscal year ended December 31, 2009.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)		Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Marc-Andre Boisseau	30,003							30,003
Edward O’Connor	25,000							25,000
Andrew Samaan	42,708		5,000	250,000				42,708
Thomas Burchill (1)	0							0

(1)  Thomas F. Burchill, who was a Director, Chief Executive Officer and President during the fiscal year ended December 31, 2009, did not receive compensation for his services as a Director. His compensation for that year is described in the “Executive Director” section.

Mr. Brad P. O’Sullivan is not included in the above table because he was not a director during fiscal year ended December 31, 2009. He did not become a member of the Board until May 17, 2010. His projected compensation for the fiscal year 2010 is summarized in the table below based on an annual salary of $25,000.

Name and Principal Position	Year	Projected Salary Based on Full Fiscal Year Ending on Dec. 31, 2010 ($)	SigningBonus ($)	Stock Awards	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-Qualified Deferred Compen-sation	All Other Compen-sation ($)	Projected Total Compen-sation To Be Given For Full Fiscal Year Ending on Dec. 31, 2010 ($)
Brad P. O’Sullivan Interim CEO (1)	May 17-Dec 31, 2010	15,416							15,416

(1)  This table does not include Mr. O’Sullivan’s option awards; such information was included in the table for Mr. O’Sullivan’s projected compensation as Interim Chief Executive Officer.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by the Company in each of the last two completed fiscal years, for our executive officers at the time. The value attributable to any option awards is computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718.

Name and Principal Position	Year	Compen-sation ($)	Bonus ($)	Stock Awards	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-Qualified Deferred Compen-sation	All Other Compen-sation ($)	Total ($)
Edward O’Connor President (1)(2)	2009 2008	16,667 200,000	0 0	0 0	0 0	0 0	0 0	16,824 16,703	33,491 216,703
Thomas Burchill (3) President and CEO	2009 2008	192,470 N/A	0 N/A	0 N/A	2,500 N/A	0 N/A	0 N/A	0 N/A	192,470 N/A
Marc-Andre Boisseau (4) Chief Financial Officer	2009 2008	138,000 121,306	0 0	0 0	0 0	0 0	0 0	0 0	138,000 121,306

(1) Mr. O'Connor served as our President from March 2001 through January 28, 2009.
(2) The other compensation of Mr. O'Connor represents the health insurance premium paid by the Company on his behalf.
(3) Mr. Burchill served as our Chief Executive Officer and President from January 2009 to May 14, 2010.
(4) Mr. Boisseau served as our Chief Financial Officer from December 2004 through March 31, 2010.

Mr. Marc-Andre Boisseau, who served as our Chief Financial Officer during fiscal year 2009 through March 31, 2010, received $31,251 in 2010 as the Company’s Chief Financial Officer.

Mr. Thomas F. Burchill served as the Company’s Chief Executive Officer and President from January 2009 to May 14, 2010. In 2010, his compensation amounted to $74,196 and, as his contract was terminated without cause, he received $100,000 in severance pay.

Pursuant to a separation agreement with Mr. Edward O’Connor, in which Mr. O’Connor resigned on January 2, 2009 as president of the Company, Mr. O’Connor received $2,083 (net of applicable withholding), each month for twelve consecutive months. Pursuant to the terms of the separation agreement, the Company agreed to maintain sufficient resources to indemnify Mr. O’Connor in any threatened or pending action, suit or proceeding brought against him by reason of the fact that he was an officer or director of the Company or engaged in a similar capacity with the Company.

Brad P. O’Sullivan became our Interim Chief Executive Officer on May 17, 2010. The Company shall pay Mr. O’Sullivan a pro rata of $25,000 annual compensation for the fiscal year ending on December 31, 2010. On June 29, 2010, the Company executed a stock option agreement, granting 500,000 options to Mr. O’Sullivan, with 50,000 options vested upon immediately, 75,000 vesting six months later, and the remainder vesting at a rate of 125,000 options in subsequent six-month periods. The exercise price shall be the fair market value. The options will expire on the five-year anniversay of the grant. Mr. O’Sullivan’s projected compensation for the fiscal year 2010 is summarized in the table below based on an annual salary of $25,000.

Name and Principal Position	Year	Projected Salary Based on Full Fiscal Year Ending on Dec. 31, 2010 ($)	SigningBonus ($)	Stock Awards	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-Qualified Deferred Compen-sation	All Other Compen-sation ($)	Projected Total Compen-sation To Be Given For Full Fiscal Year Ending on Dec. 31, 2010 ($)
Brad P. O’Sullivan Interim CEO	May 17-present	15,416			7,900				15,416

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END
The following table sets forth information with respect to grants of options to purchase our common stock to the named executive officers at December 31, 2009.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas Burchill (1)	250,000 150,000	-- 100,000		0.0918 0.016	11/2012 1/2014

(1) Thomas Burchill was President and Chief Executive Officer at fiscal year-end.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of July 7, 2010, the number of and percent of our common stock beneficially owned by:

·	all directors and nominees,

·	our executive officers,

·	our directors and executive officers as a group, without naming them, and

·	persons or groups known by us to own beneficially 5% or more of the outstanding shares of our common stock based solely on the Company’s review of SEC filings.

Unless otherwise indicated in the notes below, we believe that all persons named in the table have sole voting and investment power (or shares such powers with his/her spouse) with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities if that person has the power to vote or dispose of such securities or if that person can acquire such securities within 60 days from July 7, 2010 upon the exercise of options, warrants, convertible securities or other rights. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of July 7, 2010  have been exercised and converted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Total*
Common Stock	Edward O’Connor (Director) 1230 Avenue of the Americas, 7th F New York, NY 10020	3,854,130	8.0% (1)
Common Stock	Marc-Andre Boisseau (Director and Former CFO) 13590 Jog Road suite 6 Delary Beach, Florida 33446	0	0.0%
Common Stock	Brad P. O’Sullivan (Interim CEO) 55 St. Marks Place - Suite 4 New York, NY 10003-7988	150,000	0.3% (2)
Common Stock	Andrew Samaan (Director) 55 St. Marks Place - Suite 4 New York, NY 10003-7988	200,000	0.4% (3)
Common Stock	Thomas F. Burchill (Former President, CEO and Director) 1230 Avenue of the Americas, 7th F New York, NY 10020	400,000	0.8% (4)
Common Stock	Mark Nordlicht (Former Chairman) 245 Tenor Dr. New Rochelle, NY 10804	4,095,075	8.5%
Common Stock	Nymex Holdings, Inc. One, North End Avenue World Financial Center New York, NY 10282	10,758,886	22.2%

Common Stock	All Current Executive Officers and Directors as a Group (4 persons )	4,204,130	8.7%

* Based upon 48,328,328  shares outstanding as of July 7, 2010

(1) Includes 2,050,272 shares owned by Ridgecrest Capital Corp., Inc., a corporation wholly owned by Mr. O'Connor, 901,929 shares owned by Mr. O'Connor's adult daughter Kathleen O'Connor and 901,929 shares owned by Mr. O'Connor's adult daughter Erin O'Connor. Mr. O’Connor disclaims beneficial ownership of his daughters’ shares.

(2) Includes shares subject to options exercisable as of July 7, 2010 or which become exercisable within 60 days of this date.

(3) Includes shares subject to options exercisable as of July 7, 2010 or which become exercisable within 60 days of this date.

(4) Includes shares subject to options exercisable as of July 7, 2010 or which become exercisable within 60 days of this date. Mr. Burchill ceased to be the Company’s President and CEO in May 14, 2010. He has 90 days from that termination date to exercise his options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

To our knowledge, based solely on review of these filings and written representations from certain reporting persons, all of the Company’s directors, officers and beneficial owners of more than 10% of our registered equity securities during the fiscal year ended December 31, 2009 filed the required forms on a timely basis. In 2010, two required forms to disclose one transaction for Brad P. O’Sullivan, who joined the Company in May 2010, have been filed but were not filed on a timely basis. The first form  was filed to report Mr. O’Sullivan’s new status as an officer and director. The second form was filed to report Mr. O’Sullivan’s stock options, which had been disclosed earlier in a Form 8-K filing.

CERTAIN LEGAL PROCEEDINGS

On April 10, 2009,  CMEG NYMEX Inc., the Company’s largest stockholder, filed suit against the Company, several past and present officers and directors, and other defendants in the United States District Court for the Southern District of New York.  The complaint alleges that defendants committed securities and common law fraud, and breach of warranties and other wrongdoing, in connection with an April 2007 transaction in which the officers and directors sold $28.9 million of their Optionable stock to NYMEX, and the Company issued warrants to NYMEX for the  purchase of additional stock.  The plaintiff seeks rescission and restitution and/or damages.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Board has a written policy for the review and approval of transactions, arrangements and relationships (including indebtedness or guarantee of indebtedness) in which
(a) the Company is a participant,
(b) any of its directors, director nominees, executive officers, beneficial owners of more than 5% of the Company’s common stock and their respective immediate family members (collectively, the “Related Party”) has or will have a direct or indirect interest (other than solely as a result of (i) being a director or another company, (ii) being less than a 10 percent beneficial owner of another company, (iii) having a family member who is a non-executive employee in another company or (iv) receiving benefits under a tax-qualified retirement plan or non-discretionary compensation) and
(c) the aggregate amount involved exceeds or may be expected to exceed $120,000 or one percent of the average of the small business issuer’s total assets at year-end for the last three fiscal years (such transaction, arrangement or relationship, the “Related Transaction”).

For such transactions, the Board establishes a special committee which shall not include any director who is a Related Party.

A majority vote of the special committee is required for the approval of the Related Transaction. Before such vote, the special committee reviews, among other things, the following factors:

•	the extent of the Related Person’s interest in the Related Transaction;
•	the approximate dollar value of the amount involved;
•	the terms of the Related Transaction;
•	the benefits to the Company;
•	the costs to the Company;
•	the benefits to the Company’s stockholders;
•	the availability of other sources for comparable products, services, or financial benefits; and
•	whether the Related Transaction is on terms that are no less favorable to the Company than terms that are generally available to an unaffiliated third-party under the same or similar circumstances.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and Mark Nordlicht, who is a co-founder of the Company, the former Chairman of the Board of Directors and a major stockholder of Optionable, entered into a Settlement and Voting Agreement on February 26, 2009. Mr. Nordlicht had repeatedly requested that the Company immediately prepay a promissory note due in 2014 with an outstanding balance of $5,044,509.90 (the “Note”). While the Note was not currently payable or in default, Optionable’s Board of Directors formed a special committee on January 28, 2009 to consider any benefits of a settlement to the Company. After determining that settling disputes with Mr. Nordlicht and significantly de-leveraging the Company’s capital structure could be beneficial to the company, the special committee entered into negotiations with Mr. Nordlicht.

Under the Settlement and Voting Agreement, Optionable paid Mr. Nordlicht $2.5 million in full satisfaction of all of the Company’s obligations under the Note. In addition, Mr. Nordlicht sold to Optionable 4,095,075 shares of common stock in Optionable (half his holdings in Optionable) for $75,000 (which the Company believes approximated the weighted average price at which shares of Optionable traded on the OTC Bulletin Board during the month of trading days preceding the Company’s formation of the special committee on January 28, 2009) and agreed to not transfer his remaining shares or acquire any more securities in Optionable for a period of 18 months. Mr. Nordlicht also agreed not to solicit any proxies in opposition to Optionable’s Board of Directors for a period of 18 months and agreed to vote his shares in accordance with the recommendation of the Board, or deliver his proxy to the Board’s designee, for all matters submitted for approval to the Company’s stockholders during that period. He further granted Optionable’s Board an irrevocable proxy for the upcoming stockholder meeting on March 31, 2009. The Settlement and Voting Agreement includes a clawback provision providing for rescission of the settlement payment upon certain specified events.

In April 2005, we modified the terms of agreement under which we initially owed $765,000 to our former President and current Director Edward O’Connor. The modified terms provide that, among other things, in the event of a Capital Raise (defined as the Company raising more than $1,000,000 in additional equity or debt financing), the interest rate accrued after such event is reduced from 12% to 4.68%. Additionally, the modified terms provide that we may make principal repayments amounting to approximately 25% of cash flows from operating cash flows less capital expenditures. In 2006, the Company modified the terms of the agreements to allow prepayments at our discretion. We amortized the debt discount of the note, which amounted to approximately $156,000 and $384,000 during 2009 and 2008, respectively.

On April 10, 2007, the Company, Mark Nordlicht, our former Chairman of the Board, Kevin Cassidy, our former Vice Chairman and Chief Executive Officer, Edward O'Connor, our former President and a Director, (together with Mr. Nordlicht and Mr. Cassidy, the "Founding Stockholders"), and NYMEX Holdings, Inc. (now CMEG NYMEX Inc.) (the "Investor") entered into a definitive stock and warrant purchase agreement (the "Stock and Warrant Purchase Agreement").

Pursuant to the terms of the Stock and Warrant Purchase Agreement, Mr. Nordlicht, Mr. Cassidy and Mr. O'Connor sold to the Investor, 7,000,000, 1,905,000 and 1,853,886 shares, respectively, of common stock of the Company. This aggregate of 10,758,886 shares of common stock (the "Purchased Shares") represented 19% of the then outstanding shares of common stock on a fully diluted basis (without giving effect to the Warrant, as defined and discussed below). The purchase price paid by the Investor for the Purchased Shares was $2.69 per share. Pursuant to the Stock and Warrant Purchase Agreement, the Company and NYMEX agreed to certain marketing development, joint activities, and business relationships.

In connection with the consummation of the transactions contemplated by the Stock and Warrant Purchase Agreement , the Company, the Investor and the Founding Stockholders also entered into an Investor Rights Agreement, also dated April 10, 2007 (the "Investor Rights Agreement"), pursuant to which, for so long as the Investor owns at least 5,379,443 shares of common stock:

(a) the Investor is entitled to designate one person (reasonably acceptable to the Company) that we are required to nominate as a member of the our board of directors (the "Investor Director");

(b) each of the Founding Stockholders are required to vote their shares in favor of the election of the Investor's designee as one our directors;

(c) the Investor is required to vote its shares in favor of each individual nominated for election as a member of the Company’s board of directors by the board of directors, by the nominating committee of the Company or such other ad hoc committee as may be acting in such nominating role;

(d) subject to certain permitted threshold amounts, the consent of the Investor Director (which may not be unreasonably withheld) is required before we may take certain actions, including (1) issuances of shares of a class of stock ranking senior to the common stock, (2) acquisitions of businesses or assets, (3) entry into related party transactions, (4) the declaration or payment of dividends or distributions on or with respect to, or the optionable redemption of, capital stock or the issuance of debt and (5) entry into any business which is not similar, ancillary or related to any of the businesses in which we are currently engaged;

(e) each of the Founding Stockholders and the Investor have certain rights of first refusal to purchase or subscribe for their pro rata percentage of shares in certain subsequent sales by us of common stock and/or certain other securities convertible into or exchangeable for common stock;

(f) each of the Founding Stockholders and the Investor have certain rights of first refusal with respect to proposed sales of our common stock by the others; and

(g) before they may accept any offer by an independent third party to acquire fifty percent (50%) or more of the total voting power of our common stock, the Founding Stockholders and we are required to provide notice of such offer to the Investor and permit the Investor a period of 10 days to make its own offer.

BOARD AUDITING ACTIVITIES

PRE-APPROVAL POLICIES AND PROCEDURES
The Board acts as the audit committee, and consults with respect to audit policy, choice of auditors, and approval of out-of-the-ordinary financial transactions. The Board reviewed and approved all of the services provided by Sherb & Co., LLP, as described above. The Board has determined that Marc-Andre Boisseau qualifies as an “audit committee financial expert” as defined by the SEC, but is not “independent”.

BOARD AUDIT REVIEW
The Board, acting in its audit role, has reviewed and discussed the audited financial statements with management. The Board has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, The Auditor’s Communication with Those Charged with Governance. The Board has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Board concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on the review and the discussions referred to in this paragraph, the Board has approved that the audited financial statements be included in the Company’s 2009 annual report to stockholders, which includes its 2009 Form 10-K, to be filed with the SEC.

Board members performing audit functions at the time of the 2009 Form 10-K filing:
Marc-Andre Boisseau
Thomas F. Burchill
Edward J. O’Connor
Andrew Samaan

Board members currently performing audit functions:
Marc-Andre Boisseau
Edward J. O’Connor
Brad P. O’Sullivan
Andrew Samaan

PROPOSAL 2:  RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED  PUBLIC ACCOUNTING FIRM

Sherb & Co., LLP, an independent registered accounting firm, has audited our financial statements for the years ended 2008 and 2009. The Board of Directors has selected Sherb & Co. to serve as our independent audit firm for the fiscal year ending December 31, 2010 and to review our quarterly financial reports for filing with the Securities and Exchange Commission during fiscal years 2010 and 2011.

The Board reviews audit services performed by Sherb & Co. as well as the fees charged by Sherb & Co. for such services.

As a matter of good corporate governance, the Board submits its selection of the independent audit firm to our stockholders for ratification. If the selection of Sherb & Co. is not ratified by the majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the matter, the Board will review its future selection of an independent registered public accounting firm in light of that vote result.

We expect that a representative from Sherb & Co. will attend the annual meeting on August 25, 2010. The representative will have an opportunity to make a statement, if he so desires, and we expect that he will be available to respond to appropriate questions.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

AUDIT AND NON-AUDIT FEES

The following table shows the fees paid or accrued by us for the audit and other services provided by Sherb & Co. for fiscal year 2009 and 2008.
	2009	2008
Audit Fees (1)	$67,500	$75,000
Audit-Related Fees	$--	$--
Tax fees	$--	$--
All Other Fees	$--	$--
Total	$67,500	$75,000

(1) Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

RECOMMENDATION OF THE BOARD ON PROPOSAL 2

The Board recommends that you vote “For” the ratification of Sherb & Co., LLP as our independent registered accounting firm for 2010.

HOUSEHOLDING

The Company has adopted a procedure called “householding”, which the SEC has approved. Under this procedure, the Company is delivering a single copy of the Notice and, if applicable, this proxy statement and the annual report to multiple stockholders who share the same address. If you receive multiple sets of proxy materials and wish to have our accounts householded, or if you no longer want to participate in householding and wish to revoke your consent, please contact the Company at
(914) 773-1100
or
osullius@yahoo.com.
or
Brad O’Sullivan
Optionable, Inc.
55 St. Marks Place - Suite 4
New York, NY 10003-7988

Upon request, the Company will promptly deliver a separate copy of the Notice, this proxy statement and the Annual Report to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

Shareholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

DEADLINE FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

A qualified stockholder who wishes to present a proposal at the Company’s 2011 annual meeting of stockholders and who wishes the proposal to be included in the proxy and proxy statement must submit the proposal to: osullius@yahoo.com. The proposal must be received no later than the close of business day on April 27, 2011. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

Any stockholder proposal, including director nomination, that is intended to be presented at the Company’s 2011 annual meeting of stockholders, but is not intended to be included in the Company’s proxy statement or form of proxy, will be considered “untimely” if we receive it before April 27, 2011 or after the close of business of May 27, 2011. Such untimely proposals may be excluded from consideration at our 2011 annual meeting.

Please send stockholder proposals to:

osullius@yahoo.com
or
Brad O’Sullivan
Optionable, Inc.
55 St. Marks Place - Suite 4
New York, NY 10003-7988

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Board of Directors has created a procedure for stockholders to send communications to the Board. Stockholders who wish to communicate with a director or directors of the Board may send correspondence to the Company’s Interim Chief Executive Officer. The Company’s Interim Chief Executive Officer, who currently is a Director as well, will review the correspondence and may forward it to the appropriate director or to the Board as a whole. Please send communications to a director(s) to:

osullius@yahoo.com
 or
Brad O’Sullivan
Optionable, Inc.
55 St. Marks Place - Suite 4
New York, NY 10003-7988

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the stockholders at the annual meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Directions to the 2010 Annual Meeting of Stockholders

The Annual Meeting will be held at 9 East 40th Street, 4th Floor in New York City. The office is located between Madison Avenue and Fifth Avenue.

Public Transportation:

Metro North trains and local subways arrive at Grand Central Station, which is two blocks north and two blocks east of the Annual Meeting location.

Amtrak trains, buses, Path trains and local subways arrive at Penn Station, which is seven blocks south and four blocks west of the Annual Meeting location.

▼ PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

OPTIONABLE, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS—AUGUST 25, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Arthur B. Crozier as proxy for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Optionable, Inc. held of record by the undersigned at the close of business on July 7, 2010, at the Annual Meeting of Stockholders to be held at 11:00 a.m. (EDT) on August 25, 2010 at 9 East 40th Street, 4th Floor, New York, New York or at any adjournment or postponement thereof.

In his discretion the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted for all of the nominees for director in proposal 1 and for proposal 2. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies hereto given and acknowledges receipt of the Proxy Statement and the Notice of 2010 Annual Meeting of Stockholders, dated July 16, 2010 and the company's 2009 annual report.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

▼ PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

X Please mark your votes as in this example using dark ink only.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES FOR DIRECTOR AND A VOTE "FOR" PROPOSAL 2.

This proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this proxy will be voted "FOR" all the nominees below and "FOR" Proposal 2 below.

Proposal 1: Election of Directors

	FOR	WITHHOLD
01 - Edward O'Connor	☐	☐
02 - Brad P. O'Sullivan	☐	☐
03 - Andrew Samaan	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 2: Ratification of the Selection of Sherb & Co., LLP as the Company's Independent Registered Accounting Firm	☐	☐	☐

This proxy card must be signed and dated for your vote to be counted.

Date ______________________________, 2010

____
Signature

____
Signature (if held jointly)

Note: Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

OPTIONABLE INC ANNUAL MEETING TO BE HELD ON 08/25/10 AT 11:00 A.M. EDT
FOR HOLDERS AS OF 07/07/10 * ISSUER CONFIRMATION COPY - INFO ONLY *
2 1-0001

THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.

684006109

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES 0010100
1 - 01-EDWARD O'CONNOR,02-BRAD P. O'SULLIVAN,03-ANDREW SAMAAN

2 - RATIFICATION OF SELECTION OF SHERB & CO., LLP AS THE COMPANY'S ---->>> FOR --->>> 2
INDEPENDENT REGISTERED ACCOUNTING FIRM 0010200

NOTE SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a Notice indicating that their proxy materials are available on the Internet and how you can request a mailed copy. Check the box to the right if you want to receive future proxy materials by mail at no cost to you. Even if you do not check the box, you will still have the right to request a free set of proxy materials upon receipt of a Notice. --->>>

VIF11H

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON 08/25/10 FOR OPTIONABLE INC
THE FOLLOWING MATERIAL IS AVAILABLE AT WWW.PROXYVOTE.COM **|**
- ANNUAL REPORT - PROXY STATEMENT

2 -I -S

FOR ALL NOMINEES

WITHHOLD ALL NOMINEES

WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.

X

DO NOT USE

DO NOT USE

2

684006109

DO NOT USE

DO NOT USE

PLACE "X" HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING

DO NOT USE

DO NOT USE

Broadridge

DO NOT USE

DO NOT USE

51 MERCEDES WAY
EDGEWOOD NY 11717

DO NOT USE

DO NOT USE

DO NOT USE

DO NOT USE

DO NOT USE

OPTIONABLE INC
ATTN: BRAD O'SULLIVAN
C/O MCOB
9 EAST 40TH STREET, 4TH FL.
NEW YORK, NY 10016

P00091

VOTING INSTRUCTIONS

TO OUR CLIENTS:

WE HAVE BEEN REQUESTED TO FORWARD TO YOU THE ENCLOSED PROXY MATERIAL RELATIVE TO SECURITIES HELD BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.  ONLY WE AS THE HOLDER OF RECORD CAN VOTE SUCH SECURITIES.  WE SHALL BE PLEASED TO VOTE YOUR SECURITIES IN ACCORDANCE WITH YOUR WISHES, IF YOU WILL EXECUTE THE FORM AND RETURN IT TO US PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.  IT IS UNDERSTOOD THAT IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM YOUR SECURITIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING.

FOR THIS MEETING, THE EXTENT OF OUR AUTHORITY TO VOTE YOUR SECURITIES IN THE ABSENCE OF YOUR INSTRUCTIONS CAN BE DETERMINED BY REFERRING TO THE APPLICABLE VOTING INSTRUCTION NUMBER INDICATED ON THE FACE OF YOUR FORM.

FOR MARGIN ACCOUNTS, IN THE EVENT YOUR SECURITIES HAVE BEEN LOANED OVER RECORD DATE, THE NUMBER OF SECURITIES WE VOTE ON YOUR BEHALF HAS BEEN OR CAN BE ADJUSTED DOWNWARD.

IF YOUR SECURITIES ARE HELD BY A BROKER WHO IS A MEMBER OF THE NEW YORK STOCK EXCHANGE (NYSE), THE RULES OF THE NYSE WILL GUIDE THE VOTING PROCEDURES.  THESE RULES PROVIDE THAT IF INSTRUCTIONS ARE NOT RECEIVED FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, THE PROXY MAY BE GIVEN AT DISCRETION OF YOUR BROKER (ON THE TENTH DAY, IF THE MATERIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE: ON THE FIFTEENTH DAY IF THE PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE).  IN ORDER FOR YOUR BROKER TO EXERCISE THIS DISCRETIONARY AUTHORITY, PROXY MATERIAL WOULD NEED TO HAVE BEEN MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE, AND ONE OR MORE OF THE MATTER(S) BEFORE THE MEETING MUST BE   DEEMED “ROUTINE” IN NATURE ACCORDING TO NYSE GUIDELINES.   IF THESE TWO REQUIREMENTS ARE MET AND YOU HAVE NOT COMMUNICATED TO US PRIOR TO THE FIRST VOTE BEING ISSUED, WE MAY VOTE YOUR SECURITIES AT OUR DISCRETION ON THOSE MATTER(S) DEEMED TO BE ROUTINE. WE WILL NEVERTHELESS FOLLOW YOUR INSTRUCTIONS, EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN, PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE.

PLEASE NOTE THAT, UNDER A RULE AMENDMENT ADOPTED BY THE NEW YORK STOCK EXCHANGE FOR SHAREHOLDER MEETINGS HELD ON OR AFTER   JANUARY 1, 2010, BROKERS ARE NO LONGER ALLOWED TO VOTE SECURITIES HELD IN THEIR CLIENTS’ ACCOUNTS ON UNCONTESTED ELECTIONS OF

DIRECTORS UNLESS THE CLIENT HAS PROVIDED VOTING INSTRUCTIONS (IT WILL CONTINUE TO BE THE CASE THAT BROKERS CANNOT VOTE THEIR CLIENTS’ SECURITIES IN CONTESTED DIRECTOR ELECTIONS).  CONSEQUENTLY, IF YOU WANT US TO VOTE YOUR SECURITIES ON YOUR BEHALF ON THE ELECTION OF DIRECTORS, YOU MUST PROVIDE VOTING INSTRUCTIONS TO US.  VOTING ON MATTERS PRESENTED AT SHAREHOLDERS MEETINGS, PARTICULARLY THE ELECTION OF DIRECTORS, IS THE PRIMARY METHOD FOR SHAREHOLDERS TO INFLUENCE THE DIRECTION TAKEN BY A PUBLICLY-TRADED COMPANY.  WE URGE YOU TO PARTICIPATE IN THE ELECTION BY RETURNING THE ENCLOSED VOTING INSTRUCTION FORM TO US WITH INSTRUCTIONS AS TO HOW TO VOTE YOUR SECURITIES IN THIS ELECTION.

THE FOLLOWING INSTRUCTIONS PROVIDE SPECIFICS REGARDING THE MEETING FOR WHICH THIS VOTING FORM APPLIES.

INSTRUCTION 1

ALL PROPOSALS FOR THIS MEETING ARE CONSIDERED “ROUTINE”.  WE WILL VOTE IN OUR DISCRETION ON ALL PROPOSALS, IF YOUR INSTRUCTIONS ARE NOT RECEIVED.

IF YOUR SECURITIES ARE HELD BY A BANK, YOUR SECURITIES CANNOT BE VOTED WITHOUT YOUR SPECIFIC INSTRUCTIONS.

INSTRUCTION 2

IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT THE MEETING ON ONE OR MORE MATTERS BEFORE THE MEETING IT WILL BE NECESSARY FOR US TO HAVE YOUR SPECIFIC VOTING INSTRUCTIONS

IF YOUR SECURITIES ARE HELD BY A BANK, YOUR SECURITIES CANNOT BE VOTED WITHOUT YOUR SPECIFIC INSTRUCTIONS.

INSTRUCTION 3

IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT THE MEETING, IT WILL BE NECESSARY FOR US TO HAVE YOUR SPECIFIC VOTING INSTRUCTIONS.

INSTRUCTION 4

WE HAVE PREVIOUSLY SENT YOU PROXY SOLICITING MATERIAL PERTAINING TO THE MEETING OF SHAREHOLDERS OF THE COMPANY INDICATED.  ACCORDING TO OUR LATEST RECORDS, WE HAVE NOT  AS OF YET RECEIVED YOUR VOTING INSTRUCTION ON THE MATTERS(S) TO BE CONSIDERED AT THIS MEETING AND THE COMPANY HAS REQUESTED US TO COMMUNICATE WITH YOU IN AN ENDEAVOR TO HAVE YOUR SECURITIES VOTED.